Exhibit 99.1

Talos Energy LLC Announces Stockholder Approval of Transaction Agreement with Stone Energy Corporation

Houston, TX and Lafayette, LA May 3, 2018
Talos Energy LLC (“Talos”) and Stone Energy Corporation (NYSE: SGY; “Stone”) today announced that a majority of the stockholders of Stone have approved and adopted the previously announced transaction agreement under which Talos and Stone will combine in an all-stock transaction. As a result, no further action by any Stone stockholder is required under applicable law or otherwise to adopt the transaction agreement.
Subject to satisfaction or waiver of the remaining customary closing conditions in the transaction agreement, the transaction is expected to close on or about May 10, 2018, at which time the common stock of Stone will cease to be traded on the New York Stock Exchange (“NYSE”). The combined company will be named Talos Energy Inc. and is expected to trade on the NYSE under the new ticker symbol “TALO.”
About Talos Energy LLC
Talos Energy LLC is a technically driven, independent oil and gas exploration and production company with operations in the United States Gulf of Mexico and in the shallow waters off the coast of Mexico. Talos’s expertise in the United States Gulf of Mexico is based on exploring, acquiring, exploiting and developing primarily Deepwater assets near existing infrastructure. The shallow waters off the coast of Mexico provide Talos with high impact exploration opportunities in an emerging basin. The company’s website is located at www.talosenergyllc.com.
About Stone Energy Corporation
Stone Energy Corporation is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development, and production of properties in the Gulf of Mexico basin. The company’s website is located at www.stoneenergy.com.
Cautionary Statement Regarding Forward-Looking Information
This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the expected benefits of the proposed transaction, Talos’s and Stone’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, project, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.
While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: the timing, extent, and volatility of changes in commodity prices for oil and gas; operating risks; liquidity risks; political and regulatory developments and legislation, including developments and legislation relating to Talos’s and Stone’s operations in the Gulf of Mexico basin; the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing, including the successful completion of the notes exchange, are not satisfied or waived on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the ability to complete the combination and integration of Talos and Stone successfully; litigation relating to the transaction; and other factors that may affect future results of Talos and Stone. Additional factors that could cause results to differ materially from those described above can be found in Stone’s Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the SEC and available in the “Investor Center” section of Stone’s website, www.stoneenergy.com under the heading “SEC Filings” and in other documents Stone files with the SEC.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Talos nor Stone assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
Contact
Sergio Maiworm
Director of Investor Relations and Strategic Planning
(713) 328-3008
investor@talosenergyllc.com